UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 4, 2023

Runway Growth Finance Corp.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 N. Michigan Ave., Suite 4200 Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	NASDAQ Global Select Market LLC
7.50% Notes due 2027	RWAYL	NASDAQ Global Select Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On January 4, 2023, Runway Growth Finance Corp. (the “Company”) entered into an amendment (the “Credit Agreement Amendment”) to the Amended and Restated Credit Agreement dated as of April 20, 2022 (the “Credit Agreement”), among the Company, as borrower; the financial institutions parties thereto as lenders (the “Lenders”); KeyBank National Association, as administrative agent for the Lenders; CIBC Bank USA, as documentation agent; MUFG Bank, Ltd., as co-documentation agent; and U.S. Bank Trust Company National Association, as collateral custodian and paying agent.

The Credit Agreement Amendment amended the Credit Agreement to, among other things: (i) revise the liquidity covenant to incorporate coverage for delayed draw term loans within the Company’s pledged loan portfolio and make additional clarifying modifications to the covenant; (ii) add a swingline sub-commitment within the KeyBank commitment to accommodate the potential for delayed fundings of Lender advances; and (iii) change the requirements for future facility amount increases under the accordion provisions of the Credit Agreement. Each of the amendments to the Credit Agreement was effective as of January 4, 2023, except for the revision to the liquidity covenant, which was effective as of December 31, 2022.

In conjunction with the Credit Agreement Amendment, the Company increased the facility amount under the Credit Agreement by $50,000,000 pursuant to the existing accordion provisions of the Credit Agreement, and Autobahn Funding Company LLC and Valley National Bank became new Lenders.

Capitalized terms under this Item 1.01, unless otherwise defined herein, have the meaning ascribed to them under the Credit Agreement. The description above is only a summary of the material provisions of the Credit Agreement Amendment and is qualified in its entirety by reference to a copy of the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement, dated as of January 4, 2023, among Runway Growth Finance Corp., as borrower; the financial institutions parties thereto as lenders; and KeyBank National Association, as administrative agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Runway Growth Finance Corp.

Date: January 9, 2023	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary